Exhibit 21.1

LIST OF SUBSIDIARIES

Rainmaker Services, Inc., a Delaware corporation

Rainmaker Service Sales, Inc., a Delaware corporation

Rainmaker Service Contract Sales, Inc. a Delaware corporation